Exhibit 99.1

GENTIVA ANNOUNCES PRELIMINARY ESTIMATES FOR 2014 SECOND QUARTER

Net revenues equal to or in excess of $496 million; Adjusted EBITDA equal to or in excess of $52 million and adjusted income attributable to Gentiva stockholders on a diluted basis equal to or in excess of $0.33 per share

Reaffirms FY 2014 guidance

Company posts investor presentation detailing reasons stockholders should reject Kindred’s grossly inadequate offer

Board urges stockholders not to tender their shares

ATLANTA, JULY 9, 2014—(BUSINESS WIRE)—Gentiva Health Services, Inc. (the “Company” or “Gentiva”) (NASDAQ:GTIV), one of the largest providers of home health, hospice and community care services in the United States, today said the Company anticipates results from continuing operations for the second quarter ended June 30, 2014, to be equal to or in excess of the following: net revenues of $496 million, adjusted EBITDA of $52 million, and adjusted income attributable to Gentiva stockholders on a diluted basis of $0.33 per share. The Company also furnished an investor presentation to the Securities and Exchange Commission (“SEC”) outlining the reasons that its Board of Directors (the “Board”) has recommended stockholders reject Kindred Healthcare, Inc.’s (“Kindred”) unsolicited and grossly inadequate offer.

“Gentiva’s continued momentum in the second quarter of 2014 reflects the success of the changes and strategic investments the Company has made over the past year,” said Rod Windley, Executive Chairman of Gentiva. “We strongly believe that today’s announcement provides further evidence that Gentiva’s strategy to increase stockholder value is working, reinforcing that Kindred’s offer grossly undervalues Gentiva and is not in the best interest of Gentiva stockholders.”

Gentiva’s Board is confident that its strategic plan will translate into significantly more value for Gentiva’s stockholders than Kindred’s offer. The reasons outlined in the presentation for stockholders to reject the offer include:

Kindred’s opportunistic offer substantially undervalues Gentiva

•	The timing of the offer seeks to exploit a temporary decline in Gentiva’s share price;

•	Kindred’s offer attempts to set a value for Gentiva before the Company’s financials fully reflect the benefits of recent and substantial strategic initiatives and investments;

•	Applying Gentiva’s peers’ average valuation multiple to the mid-point of Gentiva’s recently released 2014 Adjusted EBITDA guidance implies a standalone stock price significantly higher than Kindred’s offer, even before accounting for expected synergies and a control premium;

•	Gentiva’s scale as one of the largest providers of home-based healthcare services in the nation, the diversity of its services, as well as its superior operating margins make it an industry leader; and

•	Industry leaders within the healthcare services sector have historically traded and/or transacted at premium valuations as compared to their respective peer groups.

Kindred’s proposal would eliminate the ability of Gentiva’s stockholders to capture the significant value and upside associated with:

•	The continued integration of Harden;

•	The strategic and operational efficiencies of One Gentiva;

•	The management, technology and other recent infrastructure investments Gentiva has made to strengthen the Gentiva operational platform; and

•	Industry trends that increasingly favor cost-effective care provided in the home.

The Gentiva Board encourages all stockholders to view the presentation, which has also been posted on the Investors section of the Company’s website, and urges stockholders not to tender their shares to Kindred.

These results are subject to completion of the quarter end close process, as well as the Company’s quarterly financial and accounting procedures, and the Company’s actual results could vary from these estimates. Gentiva plans to issue its final and full second quarter 2014 financial results on August 5, 2014.

Full-Year 2014 Outlook

Gentiva reaffirmed its full-year 2014 outlook. Net revenues are expected to be in the range of $1.9 billion to $2.1 billion, Adjusted EBITDA is expected to be in the range of $177 million to $195 million, and adjusted income attributable to Gentiva stockholders is expected to be in the range of $0.85 to $1.15 on a diluted per share basis.

Gentiva’s 2014 outlook includes the full-year impact of its Harden acquisition and the final 2014 Medicare home health and hospice reimbursement rates issued by the Centers for Medicare and Medicaid Services (CMS). The 2014 outlook excludes any ongoing losses from closed locations as the operations are wound down.

Non-GAAP Financial Measures

The information provided in this press release reflects non-GAAP financial measures, Adjusted EBITDA and adjusted income attributable to Gentiva stockholders, as defined under SEC rules. Adjusted EBITDA and adjusted income attributable to Gentiva stockholders exclude charges related to restructuring, legal settlements, acquisition and integration activities, losses on closed locations and other special items. Management uses Adjusted EBITDA and adjusted income attributable to Gentiva stockholders to compare operating results to other companies in the healthcare industry and should not be considered in isolation or as a substitute for the comparable GAAP measure.

A reconciliation of Adjusted EBITDA and adjusted income attributable to Gentiva stockholders to net income, the most directly comparable GAAP measure, is not accessible on a forward-looking basis without unreasonable effort due to the inherent difficulties in predicting the costs of restructuring, legal settlements and merger and acquisition activities and the impact of any future acquisitions or divestitures, which can fluctuate significantly and may have a significant impact on net income.

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is one of the nation’s largest providers of home health, hospice and community care services, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services. GTIV-G

Forward-Looking Statements

This press release contains statements that are forward looking. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” “likely,” “estimate,” “may,” “continue,” “deliver,” and similar expressions of a future or forward-looking nature. These statements include, but are not limited to: the long-term value of strategic investments including One Gentiva and GentivaLink; the effects of scale and market position in the healthcare industry; the home health and hospice industry’s being poised for growth due to a rapidly expanding base of Medicare-eligible and dual-eligible patients and a return to more stable reimbursement trends; our prospects for continued growth and stockholder value creation; and the view that under the terms of Kindred’s offer, our stockholders would sacrifice real value and opportunity. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Gentiva to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Gentiva assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: general economic and business conditions; demographic changes; changes in, or failure to comply with, existing governmental regulations; impact on Gentiva of healthcare reform legislation and its implementation through governmental regulations; legislative proposals for healthcare reform; changes in Medicare, Medicaid and commercial payer reimbursement levels; the outcome of any inquiries into Gentiva’s operations and business practices by governmental authorities; compliance with any corporate integrity agreement affecting Gentiva’s operations; effects of competition in the markets in which Gentiva operates; liability and other claims asserted against Gentiva; ability to attract and retain qualified personnel; ability to access capital markets; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to severe weather conditions, natural disasters, pandemic outbreaks, terrorist acts or cyber attacks; availability, effectiveness, stability and security of Gentiva’s information technology systems; ability to successfully integrate the operations of acquisitions Gentiva may make and achieve expected synergies and operational efficiencies within expected time-frames; ability to maintain compliance with financial covenants under Gentiva’s credit agreement; effect on liquidity of Gentiva’s debt service requirements; changes in estimates and judgments associated with critical accounting policies and estimates; and other factors described in other documents filed by Gentiva with the SEC.

Additional Information

This press release does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer for the shares of Gentiva commenced by Kindred Healthcare Development 2, Inc. and Kindred Healthcare, Inc., Gentiva has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS OF GENTIVA ARE URGED TO READ THE SOLICITATION / RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of the solicitation / recommendation statement and other documents filed with the SEC by Gentiva free of charge through the website maintained by the SEC at www.sec.gov. In addition, Gentiva has made information relating to the tender offer available online at http://investors.gentiva.com/sec.cfm.

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Financial and Investor Contact:
Gentiva
Eric Slusser
770-951-6101
eric.slusser@gentiva.com
or	John Mongelli
770-951-6496
john.mongelli@gentiva.com

Media Contact:
Kekst and Company
Tom Davies
212-521-4873
Thomas-davies@kekst.com
or	Lissa Perlman
212-521-4830
Lissa-perlman@kekst.com

Additional Investor Contact:
MacKenzie Partners, Inc.
Bob Marese
212-929-5500